                                                                    Exhibit 23.2

                            INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-19249 of Pomeroy Computer Resources, Inc. on Form S-3 of our report dated March 24, 1994, appearing in the Annual Report on Form 10-K of Pomeroy Computer Resources, Inc. for the year ended January 5, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

\s\ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Cincinnati, Ohio
February 6, 1997








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